UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Blackwell Road, Suite 210 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2017, REGENXBIO Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale of 3,700,000 shares of the Company’s common stock, $0.0001 par value per share, at a price to the public of $20.50 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 555,000 shares of the Company’s common stock. The net proceeds to the Company from the offering are expected to be approximately $70.8 million, after deducting underwriting discounts and commissions and estimated offering expenses, or $81.5 million if the Underwriters exercise in full their option to purchase the additional shares of the Company’s common stock. The offering is expected to close on March 27, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-215146), which was previously filed with the U.S. Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Covington & Burling LLP relating to the shares being offered is filed herewith as Exhibit 5.1.

On March 21, 2017, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 21, 2017, among REGENXBIO Inc. and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included as part of Exhibit 5.1)

99.1	Press Release dated March 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: March 24, 2017	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 21, 2017, among REGENXBIO Inc. and Morgan Stanley & Co. LLC and Merrill Lynch , Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included as part of Exhibit 5.1)

99.1	Press Release dated March 21, 2017